UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2025

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cabot Road, Suite 1800
Woburn, MA 01801
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2025, iSpecimen Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with WestPark Capital, Inc. (the “Underwriter”), pursuant to which the Company agreed to sell, in an underwritten public offering (the “Offering”), an aggregate of 5,714,283 securities, consisting of (i) 1,482,644 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) pre-funded warrants to purchase up to 4,231,639 shares of Common Stock (the “Pre-Funded Warrants”), at an exercise price of $0.0001 per share. The securities were sold at a public offering price of $0.70 per share (or $0.6999 per Pre-Funded Warrant), for gross proceeds of approximately $4,000,000 and net proceeds of approximately $3,528,902, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Pre-Funded Warrants are immediately exercisable until such time as the Pre-Funded Warrants are exercised in full. Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant, in the event that such exercise would cause the aggregate number of shares of the Common Stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding following such exercise. Under the terms of the Pre-Funded Warrants, a holder of a Pre-Funded Warrant may increase or decrease such percentage to any other percentage not in excess of 9.99% provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to the Company.

The Underwriting Agreement contains customary representations, warranties, covenants, closing conditions, indemnification obligations, and termination provisions. The Offering closed on July 25, 2025. The securities were offered pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-286958) (the “Registration Statement”), filed with the Securities and Exchange Commission on May 2, 2025, and declared effective on July 23, 2025.

The Company intends to use $1,500,000 of the net proceeds for marketing and advertising services pursuant to a Consulting Agreement with IR Agency LLC, and $1,000,000 for the initial milestone payment under a Software Purchase and Services Agreement with Sales Stack Solutions Corp. The remaining proceeds will be used for working capital and general corporate purposes.

The foregoing descriptions of the Form of Underwriting Agreement, Form of Pre-Funded Warrant, Consulting Agreement, and Software Purchase and Services Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which were previously filed as exhibits to the Registration Statement and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 23, 2025, the Company issued a press release announcing the pricing of the Offering. On July 25, 2025, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1, as amended (File No. 333-286958)).
10.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form S-1, as amended (File No. 333-286958)).
10.2	Consulting Agreement with IR Agency LLC (incorporated by reference to Exhibit 10.45 to the Registration Statement on Form S-1, as amended (File No. 333-286958)).
10.3	Software Purchase and Services Agreement with Sales Stack Solutions Corp. (incorporated by reference to Exhibit 10.46 to the Registration Statement on Form S-1, as amended (File No. 333-286958)).
99.1	Press Release dated July 24, 2025, announcing the pricing of the Offering.
99.2	Press Release dated July 25, 2025, announcing the closing of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2025

iSPECIMEN INC.

By:	/s/ Robert Bradley Lim
	Name:	Robert Bradley Lim
	Title:	Chief Executive Officer

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